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                                      EXHIBIT 21 - SUBSIDIARIES OF REGISTRANT
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SUBSIDIARY NAME                                                                           JURISDICTION OF
                                                                                          INCORPORATION

Accounting Principals, Ltd.                                                               Pennsylvania

Actium Corporation                                                                        Delaware

AD, L.L.C.I                                                                               Delaware

Additional Technical Support of Massachusetts, Inc.                                       Massachusetts

Amicus Staffing, Inc.                                                                     Tennessee

AMPL Incorporated                                                                         California
         (d/b/a Parker & Lynch)

Avalon Systems Development Limited                                                        United Kingdom

Badenoch & Clark Limited                                                                  United Kingdom

BC, L.L.C.I                                                                               Delaware

Berger IT Co.                                                                             Delaware
         (d/b/a Modis Solutions)

Brenda Pejovich & Associates, Inc.                                                        Texas

Career Horizons, Inc.                                                                     Delaware

Consulting Partners, Inc.                                                                 Texas

Cope Management Limited                                                                   United Kingdom

Diversified Search, Inc.                                                                  Pennsylvania

Entegee, Inc.                                                                             Massachusetts
         (d/b/a Cadstar International, Ltd., and
         National Software Associates)

Health Force, Inc.                                                                        New York

Health Force Operating Corp.                                                              New York

Hunterskil Howard PLC                                                                     United Kingdom

IT Link, Ltd.                                                                             United Kingdom

Keystone Consulting Group, Inc.                                                           Georgia

Lion Recruitment Limited                                                                  United Kingdom

LIT, Inc.                                                                                 New York

Manchester, Inc.                                                                          Pennsylvania
         (d/b/a CareerInteractive)

Medi-Force, Inc.                                                                          New York

Modis, Inc.                                                                               Florida
         (d/b/a  Actium,  Alta Technical  Services,  Berrett  Techalliance  Corporation,
         Business  Systems,  Computer  Consultants  Group,  Computer  Consulting  Group,
         Computer  Professionals,   Inc.  Consultants  in  Computer  Software,   Contact
         Recruiters,  Custom Software Services,  Datacorp,  EMI, Florida Modis, Inc., GW
         Consulting,  HUM Consulting, MGI Services,  Mini-Systems,  NACS, North American
         Consulting  Services,   North  American  Consulting  Services,  Inc.,  Openware
         Technologies,  Inc.,  Ovation  Technologies,   Preferred  Consulting  Services,
         Perspective  Technology  Corporation,  Realtime Consulting,  Resource Solutions
         Group,  Staffware,   Technical  Software,  Technical  Software  Solutions,  The
         Blackstone Group, TSG Professional Services, Wasser, Why Systems and Zeitech)

Modis Factoring Corporation                                                               Florida

Modis of Georgia, LP                                                                      Georgia

Modis/Computer Action, Inc.                                                               Florida

Modis GP, Inc.                                                                            Florida

Modis Licensing Corporation                                                               Florida

Modis LP-2, Inc.                                                                          Florida

Modis of Georgia, Inc.                                                                    Florida

Modis of Pennsylvania, Inc.                                                               Florida

Modis of Pennsylvania, Ltd.                                                               Pennsylvania
         (d/b/a Actium)

Modis Operations, Inc.                                                                    Florida

Modis Professional Services, Inc.                                                         Florida
         (d/b/a Alternative Temps and Modis)

Modis (UK) Limited                                                                        United Kingdom

Resource Control and Management Limited                                                   United Kingdom

Scientific Staffing, Inc.                                                                 Pennsylvania

Software Knowledge Limited                                                                United Kingdom

Software Knowledge Systems Limited                                                        United Kingdom


Special Counsel, Inc.                                                                     Maryland
         (d/b/a LSP and Legal Support Personnel)

System Pros of Massachusetts, Inc.                                                        Massachusetts

T&H Receivable Holding, Inc.                                                              Florida

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